FOURTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”) is made and entered into as of April 16, 2013, by and among THE ENSIGN GROUP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of July 15, 2011, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement dated as of October 27, 2011, that certain Second Amendment to Revolving Credit and Term Loan Agreement dated as of April 30, 2012 and that certain Third Amendment to Revolving Credit and Term Loan Agreement dated as of February 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and, subject to the terms and conditions hereof, the Lenders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.Amendments.
(a)     Section 1.1 of the Credit Agreement is amended by replacing the definitions of “Material Adverse Effect” and “Mortgage Trigger Event” in their entirety with the following:
“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or properties of the Borrower and its Subsidiaries taken as a whole (provided that the parties hereto acknowledge that a settlement of the DOJ Investigation involving a payment of less than $50,000,000 shall not be deemed a material adverse effect hereunder), (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, the Swingline Lender or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.
“Mortgage Trigger Event” shall mean that (i) the Borrower or any of its Subsidiaries shall be named in any action, fully or partially unsealed, in which the United States has affirmatively intervened, or any criminal indictment alleging violation of the federal False Claims Act or any other applicable law with damages, fines, penalties or overpayment in excess of $50,000,000 or alleging criminal liability for actions within the statute of limitation, or (ii) the Borrower or any of its Subsidiaries otherwise receives a written demand from any Governmental Authority for payment of damages, fines, penalties or overpayments in excess of $50,000,000.
and by adding the following defined terms in proper alphabetical order:

“Corporate Integrity Agreement” shall mean a corporate integrity agreement to be entered into after the Fourth Amendment Date by the Borrower and the Office of the Inspector General of the United States Department of Health and Human Services in connection with the DOJ Settlement.
“DOJ Settlement” shall mean the settlement of claims arising in connection with the DOJ Investigation, to be entered into after the Fourth Amendment Date by the Borrower with the United States of America, acting through the Department of Justice and on behalf of the Inspector General of the United States Department of Health and Human Services.
“DOJ Settlement Agreement” means that certain Settlement Agreement, to be entered into after the Fourth Amendment Date by the Borrower, certain of its Affiliates and the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, governing the terms of the DOJ Settlement.
“DOJ Settlement Documents” mean the Corporate Integrity Agreement, the DOJ Settlement Agreement and any other document or agreement executed in connection therewith.
“Fourth Amendment” means that certain Fourth Amendment to Revolving Credit and Term Loan Agreement, dated as of the Fourth Amendment Date by and among the Borrower, certain of the Lenders and the Administrative Agent.
“Fourth Amendment Date” means April 16, 2013.
(b)    Section 4.19 of the Credit Agreement is hereby amended by replacing subsection (k) of such Section in its entirety with the following:
(k)    Corporate Integrity Agreement. Neither the Borrower nor any of its Subsidiaries, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §1001.1001) in the Borrower or any of its Subsidiaries is a party to, or bound by, any material order, individual integrity agreement, corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement, other than the Corporate Integrity Agreement.
(c)    Section 5.2 of the Credit Agreement is hereby amended by replacing clauses (x) and (xi) of subsection (y) of such Section with the following, and adding the additional clauses (xii) and (xiii) below:
(x)    notice of the occurrence of any material reportable event or similar term as defined in the Corporate Integrity Agreement, any other corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement pursuant to which the Borrower or any of its Subsidiaries has to make a submission to any Governmental Authority or other Person under the terms of such agreement, if any; and
(xi)    notice of (A) any amendment, modification or waiver to any DOJ Settlement Document, with a copy of such amendment, modification or waiver thereof, and (B) the occurrence of any material breach or default under any DOJ Settlement Document, or the receipt by the Borrower or any of its Affiliates of any written notice of any failure by the Borrower or its Affiliates to perform or observe any term, covenant or agreement contained in any DOJ Settlement Document;
(xii)    concurrently with the due date therefor under any DOJ Settlement Document, copies of all material documents and other information required to be provided to any Person pursuant to any DOJ Settlement Document; and
(xiii)    without duplication, any failure of the Borrower or any of its Subsidiaries to comply with the covenants and conditions of Section 5.15.

(d)    Section 5.15 of the Credit Agreement is hereby amended by adding the following as a new subsection (d) of such Section:
(d)    DOJ Settlement Documents. The Borrower anticipates settling the DOJ Investigation with the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, and to induce the Lenders to enter into the Fourth Amendment and agree to the modifications thereof, the Borrower represents, warrants and covenants to the Lenders that:
(1) all claims brought against the Borrower and its Affiliates by Governmental Authorities arising out of the DOJ Investigation are civil claims, and not criminal claims,
(2) the maximum aggregate amount of fines, penalties and other amounts that will be payable by the Borrower to any Person in connection with the DOJ Settlement (excluding legal fees and the cost of compliance with the DOJ Settlement) will not exceed $50,000,000 and will be payable by the Borrower in one lump sum upon the execution of the DOJ Settlement Agreement,
(3) the only documents that the Loan Parties will execute in connection with the DOJ Settlement (other than court filings to dismiss the DOJ Investigation and related litigation) will be the DOJ Settlement Agreement and the Corporate Integrity Agreement; for the avoidance of doubt, no deferred prosecution agreement (or similar agreement) shall be executed in connection with the DOJ Settlement;
(4) the Corporate Integrity Agreement will be a customary corporate integrity agreement on terms and conditions consistent with the terms of this subsection (d) and otherwise similar to the terms and conditions as the publicly available precedent corporate integrity agreements shared by the Borrower with the Agent prior to the execution of the Fourth Amendment, without any other material obligations or liabilities to the Borrower or any of its Subsidiaries;
(5) the DOJ Settlement will settle all claims relating to the DOJ Investigation or any related matters, and will include, without limitation, agreements not to prosecute the Borrower and its Subsidiaries,
(6) the DOJ Settlement Agreement (A) will be on terms and conditions consistent with the terms of this subsection (d), (B) will be conditioned solely upon the payment of the settlement amount not to exceed $50,000,000 and the execution of the Corporate Integrity Agreement, (C) the only remedy for failure to comply with the DOJ Settlement Agreement will be the termination of the DOJ Settlement Agreement and reinstatement of the underlying lawsuits included in the DOJ Investigation, and (D) the DOJ Settlement Agreement will not create or embody any other material obligations or liabilities to the Borrower or any of its Subsidiaries;
(7) the Borrower will notify the Administrative Agent when the DOJ Settlement Documents have been executed, the payment required under the DOJ Settlement Agreement has been made and all other conditions to the DOJ Settlement Documents have been satisfied, promptly, and in any event within 2 Business Days, after execution thereof, and
(8) the Borrower and its Affiliates shall comply in all material respects with the DOJ Settlement Documents at all times after the execution thereof.
(e)    Section 8.1 of the Credit Agreement is hereby amended by replacing subsection (n) of such Section in its entirety with the following:
(n)     (i) there shall occur any revocation, suspension, termination, recission, non-renewal or forfeiture or any similar final administrative action with respect to one or more Health Care Permits,

Third Party Payor Programs or Third Party Payor Authorizations that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (ii) (x) the Borrower or any of its Subsidiaries shall be named in any action, fully or partially unsealed, in which the United States has affirmatively intervened, alleging violation of the federal False Claims Act or any other applicable law and (y) the Borrower shall have offered, agreed or paid to, or received a final judgment requiring payment to, any Governmental Authority for payment of any fine, penalty or overpayment in excess of $50,000,000, (iii) any Third Party Payor Authorization with respect to Medicare or Medicaid (including provider number) of five or more Subsidiaries are terminated in connection with or as a result of the DOJ Investigation, (iv) any Loan Party or any Subsidiary of any Loan Party (A) fails to make any payment required under the DOJ Settlement Documents when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant under any DOJ Settlement Document in any material respect, or (v) any material provision of the DOJ Settlement Agreement shall for any reason cease to be valid and binding on or enforceable against any party thereto, or the DOJ Settlement Agreement shall cease to be in full force and effect.

2.    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or otherwise outstanding in connection with the Credit Agreement (including reasonable fees and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (ii) such other fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment and (iii) executed counterparts to this Amendment from the Borrower, each of the Guarantors and the Lenders.
3.    Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)    The Borrower and each of its Subsidiaries (i) is duly orga-nized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) -has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)     The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c)    The execution, delivery and performance by the Loan Parties of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any Contractual Obligation of the Borrower or any of its Subsidiaries or any of their assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d)    This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

(e)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.    Reaffirmations and Acknowledgments.

(a)    Reaffirmation of Guaranty and Negative Pledges. Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty and Security Agreement and the Negative Pledges to which it is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Guaranty and Security Agreement and each Negative Pledge to which it is a party (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty and Security Agreement or under any Negative Pledge to which they are a party.

(b)    Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Secured Parties under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5.    Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

7.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotia-tions or agreements, whether written or oral, with respect thereto.